                                                                EXHIBIT (4)(iii)

--------------------------------------------------------------------------------


                                KCS ENERGY, INC.,

                              SUBSIDIARY GUARANTORS

                                  NAMED HEREIN

                                       AND

                               FLEET NATIONAL BANK

                                     TRUSTEE


                                   ----------


                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 2, 1996

                                   ----------

                    SUPPLEMENTING AND AMENDING THE INDENTURE
                                   DATED AS OF
                                JANUARY 15, 1996


--------------------------------------------------------------------------------

         THIS FIRST SUPPLEMENTAL INDENTURE dated as of December 2, 1996 is between KCS ENERGY, INC., a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS (as defined herein) and FLEET NATIONAL BANK (formerly known as Fleet National Bank of Connecticut), a national banking association (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of 11% Senior Notes due 2003, Series A (the "Series A Securities") and an issue of 11% Senior Notes due 2003, Series B (the "Series B Securities" and the Series A Securities and the Series B Securities, as amended or supplemented from time to time in accordance with the terms of the Indenture (as defined herein), being herein collectively called the "Securities"), of substantially the tenor and in the aggregate principal amount set forth in the Indenture; and the Company and the Subsidiary Guarantors have heretofore made, executed and delivered to the Trustee its Indenture dated as of January 15, 1996 (such Indenture being sometimes referred to herein as the "Original Indenture") pursuant to which the Securities are issuable.

         The Securities are guaranteed by the Subsidiary Guarantors (as defined in the Indenture) on the terms provided in the Indenture.

         It is deemed desirable to supplement and amend the Original Indenture to add a Restricted Subsidiary of the Company as a Subsidiary Guarantor (the Original Indenture, as so supplemented and amended by this First Supplemental Indenture, being sometimes referred to herein as the "Indenture").

         Article X, Section 10.13 of the Original Indenture provides that certain Restricted Subsidiaries of the company shall become Subsidiary Guarantors by executing and delivering a supplemental indenture agreeing to be bound by the terms of the Original Indenture.

         The Series A Securities were issued on January 25, 1996 under the Original Indenture and the Series B Securities were issued on June 5, 1996, also under the Original Indenture.

         All things necessary to authorize the execution and delivery of this First Supplemental Indenture to add KCS Energy Services, Inc. as a Subsidiary Guarantor pursuant to the Original Indenture, as provided for in this First Supplemental Indenture, and to make the Original Indenture, as supplemented and amended by this First Supplemental Indenture, a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                   ARTICLE I

                     MODIFICATION OF THE ORIGINAL INDENTURE

         Section 1.1 Amendment of Article I of the Original Indenture. Section
1.1 of the Original Indenture is amended by changing the definition of "Subsidiary Guarantor" to read as follows:

                  "Subsidiary Guarantor" means i) Enercorp Gas Marketing, Inc., a Delaware corporation, ii) KCS Resources, Inc., a Delaware corporation, iii) KCS Michigan Resources, Inc., a Delaware corporation,
         iv) KCS Pipeline Systems, Inc., a Delaware corporation, v) KCS Energy Marketing, Inc., a New Jersey corporation, vi) KCS Power Marketing, Inc., a Delaware corporation, vii) KCS Energy Risk Management, Inc., a Delaware corporation, viii) National Enerdrill Corporation, a New Jersey corporation, ix) Proliq, Inc., a New Jersey corporation, x) KCS Energy Services, Inc., a Delaware corporation, xi) each of the Company's other Restricted Subsidiaries, if any, executing a supplemental indenture in compliance with the provisions of Section 10.13(a) hereof and xii) any Person that becomes a successor guarantor of the Securities in compliance with the provisions of Section 13.2 hereof.

                                   ARTICLE II

                         ADDITIONAL SUBSIDIARY GUARANTOR

         Section 2.1 Addition of a Subsidiary Guarantor. KCS Energy Services, Inc., a Delaware corporation and wholly owned subsidiary of the company, by execution of this First Supplemental Indenture hereby agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor.

         Section 2.2 Subsidiary Guarantee of the Securities. ARTICLE XIII of the Original Indenture, incorporated herein by reference, contains the Subsidiary Guarantee, to which KCS Energy Services, Inc. agrees to be bound by execution and delivery of this First Supplemental Indenture.

                                   ARTICLE III

                           PARTICULAR REPRESENTATIONS
                          AND COVENANTS OF THE COMPANY

         Section 3.1 Authority of the Company. The Company is duly authorized by a resolution of the Board of Directors to execute and deliver this First Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

         Section 3.2 Authority of the Subsidiary Guarantors. Each of the Subsidiary Guarantors is duly authorized by a resolution of its Board of Directors to execute and deliver this First Supplemental Indenture, and all corporation action on the part of each required for the execution and delivery of this First Supplemental Indenture has been duly and effectively taken.

         Section 3.3 Truth of Recitals and Statements. The Company warrants that the recitals of fact and statements contained in this First Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

                                   ARTICLE IV

                             CONCERNING THE TRUSTEE

         Section 4.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Company, the Subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

         Section 4.2 Responsibility of Trustee for Recitals, etc. The recitals and statements contained in this First Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Inden-ture, except that the Trustee is duly authorized to execute and deliver this First Supplemental Indenture.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         Section 5.1 Relation to the Indenture. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument.

         Section 5.2 Meaning of Terms. Any capitalized term used in this First Supplemental Indenture and not defined herein that is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

         Section 5.3 Counterparts of First Supplemental Indenture. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed and original, but all of which together shall constitute one instrument.

         Section 5.4 Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

Company:                            KCS ENERGY, INC.


                                    By:
                                       ---------------------------------------
                                       Henry A. Jurand, Vice President
                                       and Chief Financial Officer

Subsidiary Guarantors:              ENERCORP GAS MARKETING, INC.,
                                    KCS RESOURCES, INC.,
                                    KCS MICHIGAN RESOURCES, INC.,
                                    KCS PIPELINE SYSTEMS,INC.,
                                    KCS ENERGY MARKETING, INC.,
                                    KCS POWER MARKETING,INC.,
                                    KCS ENERGY RISK MANAGEMENT, INC.,
                                    NATIONAL ENERDRILL CORPORATION,
                                    PROLIQ, INC., and
                                    KCS ENERGY SERVICES, INC.



                                    By:
                                       ----------------------------------------
                                       Henry A. Jurand, Vice President


Trustee:                            FLEET NATIONAL BANK,
                                    As Trustee


                                    By:
                                       ----------------------------------------
                                       Susan C. Merker
                                       Assistant Vice President

                                                                EXHIBIT (4)(iii)

--------------------------------------------------------------------------------


                                KCS ENERGY, INC.,

                              SUBSIDIARY GUARANTORS

                                  Named Herein

                                       and

                               FLEET NATIONAL BANK

                                     Trustee


                                   ----------


                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of January 3, 1997

                                   ----------

                    Supplementing and Amending the Indenture
                                   dated as of
                                January 15, 1996


--------------------------------------------------------------------------------

         THIS SECOND SUPPLEMENTAL INDENTURE dated as of January 3, 1997 is between KCS ENERGY, INC., a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS (as defined herein) and FLEET NATIONAL BANK (formerly known as Fleet National Bank of Connecticut), a national banking association (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of 11% Senior Notes due 2003, Series A (the "Series A Securities") and an issue of 11% Senior Notes due 2003, Series B (the "Series B Securities" and the Series A Securities and the Series B Securities, as amended or supplemented from time to time in accordance with the terms of the Indenture (as defined herein), being herein collectively called the "Securities"), of substantially the tenor and in the aggregate principal amount set forth in the Indenture; and the Company and the Subsidiary Guarantors have heretofore made, executed and delivered to the Trustee its Indenture dated as of January 15, 1996 (such Indenture being sometimes referred to herein as the "Original Indenture") pursuant to which the Securities are issuable. The Original Indenture was supplemented by a First Supplemental Indenture dated as of December 2, 1996 (the "First Supplement") pursuant to which an additional Subsidiary Guarantor became party to the Original Indenture.

         The Securities are guaranteed by the Subsidiary Guarantors (as defined in the Indenture) on the terms provided in the Indenture.

         It is deemed desirable to supplement and amend the Original Indenture to add four Restricted Subsidiaries of the Company as Subsidiary Guarantors (the Original Indenture, as supplemented by the First Supplement and as so supplemented and amended by this Second Supplemental Indenture, being sometimes referred to herein as the "Indenture").

         Article X, Section 10.13 of the Original Indenture provides that certain Restricted Subsidiaries of the company shall become Subsidiary Guarantors by executing and delivering a supplemental indenture agreeing to be bound by the terms of the Original Indenture.

         The Series A Securities were issued on January 25, 1996 under the Original Indenture and the Series B Securities were issued on June 5, 1996, also under the Original Indenture.

         All things necessary to authorize the execution and delivery of this Second Supplemental Indenture to add KCS Medallion Resources, Inc., Medallion Gas Services, Inc., GED Energy Services, Inc. and Medallion California Properties Company, as Subsidiary Guarantors pursuant to the Original Indenture as provided for in this Second Supplemental Indenture, and to make the Original Indenture, as supplemented and amended by The First Supplement and this Second Supplemental Indenture, a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the Holders, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                                    ARTICLE I

                     MODIFICATION OF THE ORIGINAL INDENTURE

         Section 1.1 Amendment of Article I of the Original Indenture. Section
1.1 of the Original Indenture is amended by changing the definition of "Subsidiary Guarantor" to read as follows:

                  "Subsidiary Guarantor" means i) Enercorp Gas Marketing, Inc., a Delaware corporation, ii) KCS Resources, Inc., a Delaware corporation, iii) KCS Michigan Resources, Inc., a Delaware corporation,
         iv) KCS Pipeline Systems, Inc., a Delaware corporation, v) KCS Energy Marketing, Inc., a New Jersey corporation, vi) KCS Power Marketing, Inc., a Delaware corporation, vii) KCS Energy Risk Management, Inc., a Delaware corporation, viii) National Enerdrill Corporation, a New Jersey corporation, ix) Proliq, Inc., a New Jersey corporation, x) KCS Energy Services, Inc., a Delaware corporation, xi) KCS Medallion Resources, Inc., a Delaware corporation, xii) Medallion Gas Services, Inc., an Oklahoma corporation, xiii) GED Energy Services, Inc., a Delaware corporation, xiv) Medallion California Properties Company, a Texas corporation xv) each of the Company's other Restricted Subsidiaries, if any, executing a supplemental indenture in compliance with the provisions of Section 10.13(a) hereof and xvi) any Person that becomes a successor guarantor of the Securities in compliance with the provisions of Section 13.2 hereof.

                                   ARTICLE II

                         ADDITIONAL SUBSIDIARY GUARANTOR

         Section 2.1 Addition of Subsidiary Guarantors. Each of KCS Medallion Resources, Inc., a Delaware corporation, Medallion Gas Services, Inc., an Oklahoma corporation, GED Energy Services, Inc., a Delaware corporation, and Medallion California Properties Company, a Texas corporation, each of which is a wholly owned direct or indirect subsidiary of the company, by execution of this Second Supplemental Indenture hereby agrees to be bound by the terms of the Indenture as a Subsidiary Guarantor.

         Section 2.2 Subsidiary Guarantee of the Securities. ARTICLE XIII of the Original Indenture, incorporated herein by reference, contains the Subsidiary Guarantee, to which KCS Medallion Resources, Inc, Medallion Gas Services, Inc., GED Energy Services, Inc. and Medallion California Properties Company agree to be bound by execution and delivery of this Second Supplemental Indenture.

                                   ARTICLE III

                           PARTICULAR REPRESENTATIONS
                          AND COVENANTS OF THE COMPANY

         Section 3.1 Authority of the Company. The Company is duly authorized by a resolution of the Board of Directors to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

         Section 3.2 Authority of the Subsidiary Guarantors. Each of the Subsidiary Guarantors is duly authorized by a resolution of its Board of Directors to execute and deliver this Second Supplemental Indenture, and all corporation action on the part of each required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

         Section 3.3 Truth of Recitals and Statements. The Company warrants that the recitals of fact and statements contained in this Second Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.

                                   ARTICLE IV

                             CONCERNING THE TRUSTEE

         Section 4.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture, the First Supplement and in this Second Supplemental Indenture, to all of which the Company, the Subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

         Section 4.2 Responsibility of Trustee for Recitals, etc. The recitals and statements contained in this Second Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Second Supplemental Indenture.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         Section 5.1 Relation to the Indenture. The provisions of this Second Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Second Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by the First Supplement and this Second Supplemental Indenture, and the Original Indenture, First Supplement and this Second Supplemental Indenture shall be read, taken and construed together as one instrument.

         Section 5.2 Meaning of Terms. Any capitalized term used in this Second Supplemental Indenture and not defined herein that is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

         Section 5.3 Counterparts of Second Supplemental Indenture. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         Section 5.4 Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the day and year first above written.

Company:                         KCS ENERGY, INC.


                                 By:
                                    --------------------------------
                                    Henry A. Jurand, Vice President
                                    and Chief Financial Officer

Subsidiary Guarantors:           ENERCORP GAS MARKETING, INC.,
                                 KCS RESOURCES, INC.,
                                 KCS MICHIGAN RESOURCES, INC.,
                                 KCS PIPELINE SYSTEMS,INC.,
                                 KCS ENERGY MARKETING, INC.,
                                 KCS POWER MARKETING,INC.,
                                 KCS ENERGY RISK MANAGEMENT, INC.,
                                 NATIONAL ENERDRILL CORPORATION,
                                 PROLIQ, INC.,
                                 KCS ENERGY SERVICES, INC.,
                                 KCS MEDALLION RESOURCES, INC.,
                                 MEDALLION GAS SERVICES, INC.,
                                 GED ENERGY SERVICES, INC., and
                                 MEDALLION CALIFORNIA PROPERTIES
                                   COMPANY



                                 By:
                                    --------------------------------------------
                                    Henry A. Jurand, Vice President


Trustee:                         FLEET NATIONAL BANK,
                                 As Trustee


                                 By:
                                    --------------------------------------------
                                    Susan C. Merker
                                    Assistant Vice President

                                                                EXHIBIT (4)(iii)

--------------------------------------------------------------------------------

                                KCS ENERGY, INC.,

                              SUBSIDIARY GUARANTORS

                                  NAMED HEREIN

                                       AND

                       STATE STREET BANK AND TRUST COMPANY

                                     TRUSTEE

                                   ----------


                          THIRD SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 20, 2001

                                   ----------

                    SUPPLEMENTING AND AMENDING THE INDENTURE
                                   DATED AS OF
                                JANUARY 15, 1996


--------------------------------------------------------------------------------

         THIS THIRD SUPPLEMENTAL INDENTURE dated as of February 20, 2001 is between KCS ENERGY, INC., a Delaware corporation (the "COMPANY"), the SUBSIDIARY GUARANTORS (as defined herein) and STATE STREET BANK AND TRUST COMPANY, a national banking association (the "TRUSTEE").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of 11% Senior Notes due 2003, Series A (the "SERIES A SECURITIES") and an issue of 11% Senior Notes due 2003, Series B (the "SERIES B SECURITIES") and the Series A Securities and the Series B Securities, as amended or supplemented from time to time in accordance with the terms of the Indenture (as defined herein), being herein collectively called the ("SECURITIES"), of substantially the tenor and in the aggregate principal amount set forth in the Indenture; and the Company and the Subsidiary Guarantors have heretofore made, executed and delivered to the Trustee its Indenture dated as of January 15, 1996 (such Indenture being sometimes referred to herein as the "ORIGINAL INDENTURE") pursuant to which the Securities are issuable. $150,000,000 in total aggregate principal amount of Securities have been issued pursuant to the Original Indenture and are outstanding. The Original Indenture was supplemented by (a) a First Supplemental Indenture dated as of December 2, 1996 (the "FIRST SUPPLEMENT") pursuant to which an additional Subsidiary Guarantor became party to the Original Indenture and (b) a Second Supplemental Indenture dated as of January 3, 1997 (the "SECOND SUPPLEMENT") pursuant to which four additional Subsidiary Guarantors became parties to the Original Indenture.

         It is deemed desirable to supplement and amend the Original Indenture as set forth in this Third Supplemental Indenture (the Original Indenture, as supplemented by the First Supplement and the Second Supplement and as so supplemented and amended by this Third Supplemental Indenture, being sometimes referred to herein as the "INDENTURE").

         Provision for the making of this Third Supplemental Indenture is contained in an order (the "ORDER") dated January 30, 2001 of the United States Bankruptcy Court for the District of Delaware in In re KCS Energy, Inc., et al., Debtors, Case No. 00-0028 (PJW) and Case Nos. 00-0310 (PJW) through 00-0318
(PJW) confirming the KCS Energy, Inc., et al., Debtors, Chapter 11 Plan of Reorganization (the "PLAN").

         Pursuant to the Plan, the Company will distribute to the Holders cash equal to the sum of (a) $60,000,000, plus the amount of past due accrued and unpaid interest on the $60,000,000 in aggregate principal amount of Securities as of the effective date of the Order, compounded semi-annually at 11% per annum, whereupon $60,000,000 in principal amount of the Securities shall be deemed paid and shall no longer be outstanding and (b) the amount of past due accrued and unpaid interest on $90,000,000 in aggregate principal amount of Securities as of January 15, 2001, compounded semi-annually at 11% per annum. After such payments, the remaining aggregate principal amount of Securities outstanding will be $90,000,000. In accordance with the Order, the obligations of the Company under the remaining $90,000,000 in Securities have been renewed and shall constitute the obligations of the Company, as reorganized pursuant to the Order and the Plan, and the Company, as so reorganized, is assuming all of the obligations and duties of the Company under the Indenture. In accordance with the Order, the unconditional guarantees of such remaining Securities by all of the Subsidiary Guarantors are reinstated and are the unconditional obligations of the Subsidiary Guarantors, as reorganized pursuant to the Order and the Plan.

         All things necessary to authorize the execution and delivery of this Third Supplemental Indenture to amend certain provisions of the Original Indenture as set forth in this Third Supplemental Indenture, and to make the Original Indenture, as supplemented and amended by the First Supplement, the Second Supplement and this Third Supplemental Indenture, a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, in consideration of the premises, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree:


                                    ARTICLE I

                     MODIFICATION OF THE ORIGINAL INDENTURE

                  1.1 New Definitions. Section 1.1 of the Original Indenture is amended to add the following definitions:

                  (i) "Production Payment 2001 Facility" means the transactions contemplated by one or more Purchase and Sale Agreements dated as of February 14 2001, among KCS Resources, Inc., KCS Energy, Services, Inc., KCS Michigan Resources, Inc., KCS Medallion Resources, Inc. and Star VPP, LP as the same may be amended, modified, supplemented, extended, restated, replaced or renewed from time to time, including the sale by certain of the Restricted Subsidiaries of a term overriding royalty interest and/or production payment in a specified volume or dollar denominated amount of hydrocarbons (or the proceeds thereof) in designated Properties for an aggregate purchase price of approximately $178,000,000.

                  (ii) "Production Payment 2001 Obligations" means, as of any date on which the amount thereof is to be determined, the obligations of the

                           Company or any Restricted Subsidiary under the Production Payment 2001 Facility either recorded as liabilities in accordance with GAAP or as deferred revenues in accordance with GAAP.

                  (iii) "SEC PV-10 Value" means the SEC PV-10 Value of the Company and its Restricted Subsidiaries described in, and calculated in accordance with, the provisions of Sections 10.10(d) and (e) hereof.


                  (iv) "Senior Debt" means, as of the date on which the amount thereof is to be determined, the principal amount outstanding under the Bank Credit Facilities together with the face amount of all letters of credit issued and outstanding under the Bank Credit Facilities and the outstanding principal amount of the Securities, collectively.

                  (v) "Senior Subordinated Notes" means the Company's 8.875% Senior Subordinated Notes due January 15, 2006 issued pursuant to the Indenture governing the Senior Subordinated Notes dated as of January 15, 1998, as amended.

                  (vi) "Series A Convertible Preferred Stock" means the Series A Convertible Preferred Stock of the Company having a stated value and liquidation preference of $30,000,000.

                  1.2. Definition of Bank Credit Facilities. The definition of "Bank Credit Facilities" in the Original Indenture is amended to read as follows:

                           "Bank Credit Facilities" means one or more credit or loan agreements among the Company, the Restricted Subsidiaries signatory thereto, the lenders signatory thereto, and one or more agents signatory thereto providing for secured loans to the Company and one or more of its Restricted Subsidiaries together with any guarantees relating thereto, as the same may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time in one or more credit agreements, loan agreements, instruments or similar agreements, as such may be further amended, modified, supplemented, extended, restated, replaced, renewed or refinanced.

                  1.3. Definition of Permitted Indebtedness. The definition of "Permitted Indebtedness" in the Original Indenture is amended by amending clause
(i) to read as follows, by striking the word "and" at the end of clause (ix), changing the period at the end of clause (x) to a semicolon, adding the word "and" after the semicolon at the end of clause (x) and adding a clause (xi) reading as follows:

                  (i) Indebtedness under the Bank Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of $165,000,000 plus an amount to secure hedging obligations or 15% of Adjusted Consolidated Net Tangible Assets (the "MAXIMUM CREDIT AMOUNT"), plus all interest and fees under such facilities and any guarantee of any such Indebtedness; PROVIDED, HOWEVER, that such Indebtedness shall not constitute Permitted Indebtedness unless the total of (x) the aggregate principal amount outstanding under the Bank Credit Facilities plus (y) the outstanding amounts, if any, of the Production Payment 2001 Obligations shall not exceed (i) $190,000,000 at any time prior to December 31, 2001 and (ii) $155,000,000 at any time after
                           December 31, 2001; PROVIDED FURTHER, HOWEVER, that if the Production Payment 2001 Facility is consummated and if the aggregate principal amount outstanding under the Bank Credit Facilities exceeds $15,000,000, then at any time that amounts of principal are advanced under the Bank Credit Facilities such that the aggregate principal amount outstanding exceeds $15,000,000, the principal amount so advanced at any such time shall not constitute Permitted Indebtedness to the extent that two (2) times the outstanding Senior Debt after giving effect to any such advance shall be greater than the SEC PV-10 value of the Company and its Restricted Subsidiaries' proved developed oil and gas reserves, determined (in accordance with the provisions of Section 10.10(e)) as of the end of the fiscal quarter preceding any such advance, it being understood that any such principal which is advanced under the Bank Credit Facilities shall constitute Permitted Indebtedness if it satisfies the foregoing provisions of this proviso when advanced even if it subsequently fails to satisfy the foregoing;

                  (xi) Indebtedness, if any, under the Production Payment 2001 Facility; PROVIDED, HOWEVER, that the purchase price received with respect thereto shall not exceed $178,000,000.

                  1.4. Definition of Permitted Liens. The definition of Permitted Liens in the Original Indenture is amended by adding thereto a last sentence which shall read as follows:

                           Notwithstanding anything to the contrary contained in this Indenture, including without limitation the provisions of the immediately preceding sentence, Liens securing any of the obligations (including without limitation any Indebtedness) of the Company and any Restricted Subsidiary under or pursuant to the Production Payment

                           2001 Facility shall be Permitted Liens if the purchase price received under the Production Payment 2001 Facility does not exceed $178,000,000.

                  1.5. Section 10.10(a)(1). Section 10.10(a)(1) of the Original Indenture is amended to read as follows:

                  (1) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning after December 31, 2000 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income shall be a loss, minus 100% of such loss), plus

                  1.6. Section 10.10(a)(6). Section 10.10(a)(6) of the Original Indenture is deleted.

                  1.7. Section 10.10. Section 10.10 of the Original Indenture is amended to add paragraphs 10.10(d), (e), (f) and (g) as follows:

                  (d) In addition to any restriction contained in any other provision of this Section 10.10 and notwithstanding any provision in this Section 10.10 or any other Section of this Indenture to the contrary, the Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, purchase or redeem the Senior Subordinated Notes or the Company's Common Stock, in whole or in part, for cash or property other than Capital Stock unless and only to the extent that (A) such purchase or redemption is made with the proceeds of the issuance of Capital Stock (other than to a Subsidiary of the Company) issued within 120 days of such purchase or redemption or (B)(i) the SEC PV-10 Value of the Company's and its Restricted Subsidiaries' proved developed oil and gas reserves, determined as of the end of the fiscal quarter preceding any such purchase or redemption, exceeds two (2) times the total outstanding Senior Debt as of the date of any such purchase or redemption, and (ii) the total outstanding Senior Debt as of the date of any such purchase or redemption per Mcfe of proved developed oil and gas reserves, determined as of the end of the fiscal quarter preceding any such purchase or redemption is not more than $.75, and (iii) the aggregate principal amount of (x) the Senior Subordinated Notes being purchased or redeemed and (y) the Senior Subordinated Notes purchased or redeemed during the six (6) month period preceding the date of the proposed purchase or redemption does not exceed 60% of the amount by which the SEC PV-10 Value of the Company's and its

                           Restricted Subsidiaries' proved developed oil and gas reserves as determined as of the end of the fiscal quarter preceding any such purchase or redemption exceeds two (2) times the total outstanding Senior Debt as of the date of any such purchase or redemption.

                  (e)      The SEC PV-10 Value to be calculated under paragraph
                           (d) above, shall be calculated utilizing Securities and Exchange Commission guidelines and (i) a gas price not to exceed $3.50 per Mcf and a West Texas Intermediate oil price not to exceed $20 per barrel (the "UNHEDGED CEILING PRICES") for reserves not subject to hedges, and (ii) the floor hedge price for reserves as to which the Company and its Restricted Subsidiaries have in effect hedges having floor prices greater than the unhedged ceiling prices. The SEC PV-10 Value shall be calculated at the end of each fiscal quarter of the Company beginning with the fiscal quarter ending March 31, 2001. The annual reserve report of the Company and its Restricted Subsidiaries to be utilized for calculating SEC PV-10 Value for the purposes of paragraphs (d) and (e) of this Section 10.10 shall be prepared by Netherland, Sewell & Associates, Inc. or another reservoir engineering firm of similar reputation and, to the extent that any mid-year reserve report of the Company and its Restricted Subsidiaries reflects an increase in proved oil and gas reserves in excess of 10% from the prior year end report, the Company will arrange for such reservoir engineering firm to review the major changes from the preceding year end report.

                  (f) Notwithstanding any provision in this Section 10.10 or any other Section of this Indenture to the contrary and in addition to any other restriction contained in any other provision of this Indenture, the Company shall not and shall not permit any Restricted Subsidiary to, directly or indirectly, (1) purchase or redeem the Series A Convertible Preferred Stock for cash or property or (2) pay any dividend on any shares of Capital Stock of the Company in cash other than dividends on shares of Series A Convertible Preferred Stock payable in cash in lieu of fractional shares of Common Stock in those cases where dividends are declared on shares of Series A Convertible Preferred Stock in shares of Common Stock.

                  (g) Notwithstanding any provision in this Section 10.10 or any other Section of this Indenture to the contrary and in addition to any other restriction contained in any other provision of this Indenture, the Company shall not and shall not permit any Restricted Subsidiary to make a net Investment of more than $20,000,000 in the aggregate in

                           Unrestricted Subsidiaries nor will it permit any Unrestricted Subsidiary to make any payments of the type characterized in clauses (i), (ii) and (iii) of
                           Section 10.10(a) hereof.

                  1.8. Section 10.17. Section 10.17 of the Original Indenture is amended to add paragraph (f) as follows:

                  (f) Notwithstanding any provision in this Section 10.17 or any other Section of this Indenture to the contrary and in addition to any other restriction contained in any other provision of this Indenture, the Company shall not, and shall not permit any Restricted Subsidiary, to sell any Production Payment (other than pursuant to the Production Payment 2001 Facility) unless at least 50% of the Net Available Proceeds from the sale are applied by the Company to purchase or redeem Securities.

                  1.9. Section 11.4. Section 11.4 of the Original Indenture is amended so that the proviso at the end of the first sentence is deleted.


                                   ARTICLE II

                           PARTICULAR REPRESENTATIONS
                          AND COVENANTS OF THE COMPANY

                  2.1 Authority of the Company. The Company is duly authorized to execute and deliver this Third Supplemental Indenture pursuant to an Order (the "ORDER") dated January 30, 2001 of the United States Bankruptcy Court for the District of Delaware in In re KCS Energy, Inc., et al., Debtors, Case No. 00-0028 (PJW) and Case Nos. 00-0310 (PJW) through 00-0318 (PJW) confirming the KCS Energy, Inc., et. al., Debtors, Chapter 11 Plan of Reorganization, and all corporate action on its part required for the execution and delivery of this Third Supplemental Indenture has been duly and effectively taken.

                    2.2 Authority of the Subsidiary Guarantors. Each of the Subsidiary Guarantors is duly authorized pursuant to the Order to execute and deliver this Third Supplemental Indenture, and all corporate action on the part of each required for the execution and delivery of this Third Supplemental Indenture has been duly and effectively taken.

                    2.3 Assumption of Indenture Obligations. The Company and each of the Subsidiary Guarantors, each as reorganized pursuant to the Order and the Plan, hereby assume all of the obligations of the Company and each of the Subsidiary Guarantors under the Securities and the Indenture.

                    2.4 Truth of Recitals and Statements. The Company warrants that the recitals of fact and statements contained in this Third Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.


                                   ARTICLE III

                             CONCERNING THE TRUSTEE

                    3.1 Acceptance of Trusts. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture, the First Supplement, Second Supplement and in this Third Supplemental Indenture, to all of which the Company, the Subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

                    3.2 Responsibility of Trustee for Recitals, etc. The recitals and statements contained in this Third Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Third Supplemental Indenture.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

                    4.1 Relation to the Indenture. The provisions of this Third Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. This Third Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by the First Supplement, the Second Supplement and this Third Supplemental Indenture, and the Original Indenture, First Supplement, Second Supplement and this Third Supplemental Indenture shall be read, taken and construed together as one instrument.

                  4.2 Meaning of Terms. Any capitalized term used in this Third Supplemental Indenture and not defined herein that is defined in the Original Indenture shall have the meaning specified in the Original Indenture, unless the context shall otherwise require.

                  4.3 Counterparts of Third Supplemental Indenture. This Third Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  4.4 Governing Law. This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the day and year first above written.

Company:                               KCS ENERGY, INC.


                                       By:
                                          --------------------------------------

Subsidiary Guarantors:                 KCS RESOURCES, INC.,
                                       KCS MICHIGAN RESOURCES, INC.,
                                       KCS ENERGY MARKETING, INC.,
                                       NATIONAL ENERDRILL CORPORATION
                                       PROLIQ, INC.,
                                       KCS ENERGY SERVICES, INC.,
                                       KCS MEDALLION RESOURCES, INC.,
                                       MEDALLION GAS SERVICES, INC., and
                                       MEDALLION CALIFORNIA PROPERTIES
                                          COMPANY


                                       By:
                                          --------------------------------------

Trustee:                               STATE STREET BANK AND
                                       TRUST COMPANY, As Trustee


                                       By:
                                          --------------------------------------